Exhibit 10.1


                              MANAGEMENT AGREEMENT


     THIS MANAGEMENT AGREEMENT (the "Agreement") is entered into this 29th day of September, 2000, to be effective October 1, 2000, and is by and between PAWN-ONE, INC. ("Manager"), and U.S. PAWN, INC. ("Owner"). Terms not otherwise defined herein shall have the meanings ascribed to such terms in the AP Agreement (as defined below).

     WHEREAS, Owner is the operator of twelve pawn shops in Colorado and one pawn shop in Wyoming (the "Business"); and

     WHEREAS, Manager is the owner and operator of six pawn shops in Colorado;
and

     WHEREAS, concurrently with the execution of this Management Agreement, the parties entered into an Asset Purchase Agreement (the "AP Agreement") wherein Pawn-One agreed to acquire certain of the assets of U.S. Pawn; and

     WHEREAS, the closing of the AP Agreement is contingent upon the Owner obtaining shareholder approval of the contemplated transaction and the Owner was unable to obtain such approval prior to the effective date of this Agreement; and

     WHEREAS, in order to bridge the delay resulting from the shareholder approval process, the parties desire to enter into this Agreement pursuant to which Manager shall manage the day-to-day operations of Owner's Business as set forth below.

     NOW, THEREFORE, in consideration of the premises and the covenants set forth herein, the parties hereto agree as follows:

1.   APPOINTMENT AS MANAGER.
     ----------------------

     1.1 Appointment. Owner hereby retains Manager to serve as the exclusive general manager of its Business, to manage the day-to-day operations of the Business. Manager accepts appointment by the Owner and agrees to perform the management duties and obligations described herein to the best of its ability and furnish the services of its organization for the proper and efficient management and supervision of the operation of the Business.

     1.2 Exclusions. Nothing contained herein shall be construed to place Manager in control of Owner's corporate operations including, without limitations, accounting, finance, tax and regulatory matters.

     1.3 Duties of Manager for Seller's Owned Assets:
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         (A)   Manager shall:

               (i) use its best efforts to maximize the economic value of the Business to Owner and shall exercise prudence and diligence in performing its duties hereunder and those customarily performed by professional managers of pawn shops. Manager shall, in general, contract for and provide at prices and terms most favorable to Owner all usual and customary services provided in pawn shops similar to the Business, however, Manager shall not enter into any contract with respect to the Business that requires annual payments in excess of $2,500.00 or that have a term greater than six (6) months, or the expiration of the term of this Agreement, whichever is less, without the prior written consent of Owner;

               (ii) comply with any and all laws, ordinances, rules or
                    regulations affecting the Business;

               (iii)advise Owner promptly, with confirmation in writing, of the service upon Manager of any summons, subpoena, or other like legal document, including any notices, letters or other communications setting out or claiming an actual or alleged potential liability or material obligation of Owner;

               (iv) keep Owner informed of the financial status of the Business;

               (v) promptly cause the issuance or transfer, of any necessary business licenses and permits for the Business;

               (vi) cooperate with Owner and entities designated by Owner and provide information regarding the Business to Owner and such designees;

               (vii)deposit all proceeds from the operation of the business in
                    Owner's designated accounts;

               (viii) direct the day-to-day marketing, sales and loans for the
                      Business; and

               (ix) assist the Owner, as reasonably requested, in the production of such information as required for the Owner's accounting, payroll and booking, corporate, tax and regulatory requirements.

         B.    Risk of Loss

               (i) Manager shall bear fifty percent (50%) of any loss during the term of this Agreement for any shrinkage in Inventory due to lost, stolen or misappropriated items as identified by the parties through the use of the Inventory Analysis as set forth below.

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               (ii) In calculating the risk of loss Manager and Owner shall utilize an Inventory Analysis that is produced by them, mutually. Such Inventory Analysis shall be conducted by the parties beginning on the Management Closing Date, on a store by store basis, and the conduct of the Inventory Analysis shall be made as expeditiously as possible. Manager's responsibility for Inventory losses shall only be for that period of time after the conduct of the Inventory Analysis for each store.

     1.4 Duties of Manager for Sellers Excluded Assets
         ---------------------------------------------

               Manager shall have direct control of the Excluded Assets that are not being transferred to the Manager at the Cash Closing contemplated by the AP Agreement. Manager agrees that during the term of this Agreement it shall use its best efforts to sell, for the maritimum value and for the benefit of Owner, the Excluded Assets, which shall be separately accounted for on the books and records of both Manager and Owner.

     1.5 Duties of Owner:
         ----------------

               Owner shall:

               (i) Promptly pay or cause to be paid all expenses incurred in the day-to- day operation of the Business, including but not limited to utilities, maintenance, security, advertising, supplies and telephone, and Manager's compensation in accordance with paragraph 6;

               (ii) cause to be procured or procure such insurance of every kind deemed advisable by Manager to protect Manager and Owner's interest in the Business, and cause to be named in each such policy of insurance, as co-insureds or additional insureds, the Owner and Manager, as their respective interests may appear.

               (iii)deliver to Manager all materials, equipment, keys,
                    documents and records necessary to manage to the Business.

               (iv) instruct all of its current personnel of the implementation of this Agreement.

     1.5 Authority of Manager to Act for Owner.
         --------------------------------------

        (A) In performance of Manager's duties hereunder, Manager shall have the full and complete authority to act on behalf of Owner to perform all of its duties as set forth herein.

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          (B)  Manager is further authorized to do any other things on behalf of
               Owner consistent with this Agreement and necessary or appropriate, in the judgement of the Manager, for the property and profitable operation of the Business on behalf of Owner.

     1.6 Expenses. All costs and expenses associated with operation of the Business shall be the responsibility of Owner, which Owner shall cause to be paid in the ordinary course of the operations of the Business. Owner's failure to pay such obligations shall constitute a breach of Owners obligation under this Agreement, and under the terms of the AP Agreement.

     1.7 Designated Managers. Manager shall designate those individuals from its organization that will be responsible for the management of the Business. A list of those individuals is attached hereto as Exhibit A. Those individuals designated on Exhibit A shall be the employees of Manager and not Owner and Manager shall be responsible for the wages and salaries of those individuals. All other employees, agents or subcontractors necessary for the operation and maintenance of the Business shall be employees of Owner and not Manager, and Owner shall be responsible for the wages and salaries of those individuals.

2.   DUTY OF CARE.  In accepting its appointments hereunder, Manager agrees:
     ------------

          (A) to render diligent and competent service and care in performance of its responsibilities hereunder; and

          (B) to apply prudent and reasonable business practices to the operations of Owners business enterprise.

3. INDEMNITY. Owner agrees to indemnify and hold harmless Manager from all claims of damage or harm to any person or property which shall arise out of or in connection with the operation and management of the Business to the same extent Seller would indemnify its officers and employees for such operations prior to the term of this Agreement in accordance with Owner's Articles of Incorporation and By-Laws. Manager hereby agrees to indemnify and hold harmless the Owner from and against any and all claims of damage or harm to any person or property arising out of Manager's management of the Business during the term hereof. The Manager shall carry insurance at its sole cost and expense, which shall insure the Owner against the negligent acts of the Manager, its agents, employees and representatives and upon the request for Owner shall provide satisfactory evidence of such insurance.

4. REPORTS. During the term of this Agreement Manager and Owner shall meet, on or before the 15th day of each month to discuss the operation of the Business for the preceding month.

5. EMPLOYEES. Except as set forth on Exhibit B (with respect to certain corporate officers of Owner), Manager shall investigate, hire, supervise and discharge the personnel necessary to properly maintain and operate the Business. Such personnel shall, in each case, be deemed employees of Owner and shall be deemed employed solely at Owner's expense. Notwithstanding same, Owner shall

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have no right to directly supervise or direct such employees, or the manner or method by which Manager or Manager's employees perform their responsibilities under this Agreement.

6.   COMPENSATION OF MANAGER.
     -----------------------

     6.1 Owner agrees to pay Manager and Manager agrees to accept, as full compensation for management services and day-to-day operations to be provided to Owner hereunder, the sum of $25,000.00 per month for the first three (3) months of the six (6) month term of this Agreement and the sum of $35,000.00 per month for the second three (3) months hereof . Said sum shall be due and payable on the last day of each month that such Management services are provided.

     6.2 Should the term hereof end or begin on a day other than the first day of the month, the fees provided for in Section 6 shall be apportioned based on the actual number of days that the Manager was in control of the Business during that month. Such apportioned payment shall be due within three (3) business days of the last day of the apportioned month.

7. REIMBURSEMENT. In the event Manager should advance any amounts from its own funds, rather than from the funds of Owner, in payment of any of the obligations of Owner set forth herein, including payroll obligations where the Manager and the Owner have agreed upon such matters, and the Owner shall, upon request for reimbursement, reimburse Manager for such expense within five (5) business days of submission of same for reimbursement.

8.   TERM OF AGREEMENT
     -----------------

     8.1 Term. The term of this Agreement shall begin on October 1, 2000 and shall continue until the earlier of (a) the Cash Closing; (b) the termination of the AP Agreement, (c) March 31, 20001; or (d) termination in accordance with this Article.

     8.2  Termination. This Agreement may be terminated as follows:


          (A) If a petition for bankruptcy, reorganization or rearrangement is filed under state or federal insolvency statutes by or against either party, or either party shall make an assignment for the benefit of creditors to take advantage of any insolvency act, then the other party may terminate this Agreement upon ten (10) days written notice to the bankrupt, insolvent or assigning party.

          (B) If either party shall default in any of its obligations hereunder and such default shall continue for ten (10) days after written notice from one party to the defaulting party designating such default, then the party not in default may terminate this Agreement upon five (5) days written notice to the defaulting party.

     8.3  After Termination.

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               (A)  Upon termination of this Agreement for whatever reason,
                    Manager shall immediately:

                    (i) deliver to Owner all materials, equipment, keys, documents and records relating to the Business; and

                    (ii) assign to Owner any contracts relating to the operation of the Business not otherwise in the name of Owner; and

                    (iii)furnish such other information and take such other
                         action as Owner shall reasonably require in order to end Manager's duties hereunder.

               (B) Upon termination of the Agreement for whatever reason, Owner shall immediately:

                    (i)  pay all fees due to the date of the termination; and

                    (ii) take full possession and control of the operations of all of its stores.

9. EQUITABLE DEALING. Manager covenants and agrees that even though it shall have either ownership interest in or managerial responsibility for other pawn shops similar to the Business which may be considered competitive with the Business, Manager shall always represent the Business fairly and deal with Owner on a basis equitable in comparison to any such other similar Businesses.

10.  MISCELLANEOUS PROVISIONS

     10.1 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors at law; provided, however, Manager shall not be entitled to assign its rights hereunder or delegate its duties hereunder unless approved in writing by Owner. Manager's interest or duties under this Agreement shall not be assigned or otherwise transferred or pass by operation of law under any state or federal insolvency or bankruptcy act to any trustee, receiver, assignee for the benefit of creditors, or any other person whatsoever without Owner's prior written consent. Any purported or attempted transfer in violation of the provisions of this paragraph shall constitute a breach of a condition precedent to this Agreement and shall automatically terminate this Agreement.

     10.2 Independent Contractor. This Agreement is a management agreement only and does not grant to Manager any ownership right or interest whatsoever in the Business, the Assets or any other property of Owner pertaining thereto. In its operations pursuant to this Agreement, Manager is acting as an independent contractor and this Agreement is not intended to and does not constitute or result in a partnership or joint venture of any kind between Owner and Manager with respect to the operation of the Business or any other matter.

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     10.3 Notices. Any notice or other communication required or permitted to be given to the parties hereto shall be deemed to have been given or submitted (i) when delivered by hand, (ii) on the fifth day after such notice is deposited in the mail in registered form, first class air mail postage prepaid, addressed as follows:

          If to Seller:              U.S. Pawn, Inc.
                                     7215 Lowell Blvd.
                                     Westminster, CO 80030
                                     Attn: Charles C. Van Gundy

          With a copy to:            Brent T. Slosky
                                     Brownstein, Hyatt & Farber, P.C.
                                     410 Seventeenth St., Twenty-Second Floor
                                     Denver, CO 80202-4437

          If to Buyer:               Pawn-One, Inc.
                                     5990 West 44th Ave.
                                     Wheatridge, CO 80212
                                     Attn: Todd Hills

          With a copy to:            Howard B. Gelt
                                     Shughart, Thomson & Kilroy, P.C.
                                     1050 17th Street, Suite 2350
                                     Denver, Colorado 80265



     10.4 Changes. No change or modification of this Agreement shall be valid or binding upon the parties hereto, nor shall any waiver of any term or condition in the future, unless such changes or modification or waiver shall be in writing and signed by the parties hereto.

     10.5 Entire Agreement. This Agreement represents the entire agreement of the parties hereto with respect to the subject matter hereof, and all prior discussions, representations, agreements, covenants and warranties of the parties with respect to such subject matter are merged herein.

     10.6 Applicable Law and Consent to Jurisdiction. This Agreement shall be governed in all respects by the laws of the State of Colorado. The parties hereby irrevocably submit to binding arbitration before a private arbitrator to be chosen by mutual agreement of the parties. Any arbitration award shall final and binding, and judgment upon the award rendered pursuant to such arbitration may be entered in any court of proper jurisdiction. The Colorado Rules of Evidence and the Colorado Rules of Civil Procedure shall apply to such proceeding. The prevailing party in any action brought to enforce any provisions of this Agreement shall be entitled to all costs of bringing such an action including reasonable attorney's fees.

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     10.7 Counterparts. This Agreement may be executed in multiple counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the undersigned have duly executed this Agreement effective as of the 1st day of October, 2000.



                                            OWNER:
                                            U.S. PAWN, INC.

                                            By: /s/  Charles Van Gundy
                                                --------------------------------
                                            Name:  Charles Van Gundy
                                            Title: President

                                            MANAGER:
                                            PAWN-ONE, INC.

                                            By: /s/  Todd Hills
                                                --------------------------------
                                            Name:  Todd Hills
                                            Title: President


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